UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021

HARTFORD GREAT HEALTH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54439	51-0675116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8832 Glendon Way, Rosemead, Nevada	91770
(Address of principal executive offices)	(Zip Code)

626-321-1915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 par value	HFUS	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On September 13, 2021 Mr. Lianyue Song resigned his position as President, Chief Executive Officer and Chairman of the Board of the Company. The Company thanks Mr. Song for his long and dedicated service to the Company and wishes him the best of success in his future endeavors.

Appointment of Officer and Directors

On September 13, 2021, the Board appointed Ms. Rose Hong Wang to serve as the Company’s President, Chief Executive Officer and as Chairman of the Board of Directors.

From March 2018 to the present Ms. Wang has been Chief Financial Officer and Director of Hartford Hotel Investment Inc., Rosemead, CA, USA. In addition, since June 2010 to the present she has been Vice President and Director of Shanghai Qiao Garden Group Overseas Branch, CA, USA · From September 2006 to May 2010 she was the Assistant General Manager of Qiao Garden Group Investment Inc., CA, USA, In December 1998 Ms. Wang immigrated to the USA. From December 1996 to September 1998 she was the Assistant General Manager of Shanghai Watanabe Asset Management Co., Ltd., China. From September 1993 thru July 1995, she Studied Language and Literature at Shanghai International Studies University, China. In July 1990, Ms. Wang received her Bachelor’s Degree with Music Major from Xinjiang Normal University, China.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD GREAT HEALTH CORP.

Dated: September 20, 2021	By:	/s/ Sheng-Yih Chang
Sheng-Yih Chang
Chief Financial Officer

3